EXHIBIT 23
              CONSENT OF ERNST & YOUNG LLP, INDENPENDENT AUDITORS


We consent to the incorporation by reference in the following Registration Statements of United Dominion Realty Trust, Inc. and in the related Prospectuses of our report dated January 25, 1996, with respect to the consolidated financial statements and schedule of United Dominion Realty Trust, Inc. included in this Form 10-K/A for the year ended December 31, 1995.


  REGISTRATION
STATEMENT NUMBER                        DESCRIPTION
- ----------------                        -----------

 33-40433 Form S-3, pertaining to the private placement of 900,000 shares of the Company's common stock in May, 1991.

 33-32930 Form S-3, pertaining to the Company's Dividend Reinvestment and Stock Purchase Plan.

 33-48000                         Form S-8, pertaining to the Company's Stock
                                  Purchase and Loan Plan.

 33-47926                         Form S-8, pertaining to the Company's Stock
                                  Option Plan.

 33-58201                         Form S-8, pertaining to the Employee's Stock
                                  Purchase Plan.

 33-55159 Form S-3, Shelf Registration Statement, pertaining to $400 million of Common Stock, Preferred Stock and Debentures.


Richmond, Virginia
April 11, 1996